Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference into the Registration Statements on Form S-8 (No. 333-74258, 333-74264, 333-59372,
333-92337, 333-85107, 333-80501, 333-26015, 333-124037, 333-124038 and 333-139319) and on Form S-3 (No. 333-66292, 333-45028,
333-108613, 333-113759, 333-123591, 333-137138, 333-127817, 333-133373, 333-126223, 333-142139, 333-142339 and 333-142340) of our report dated June 4, 2007, with respect to the financial statements of sentitO Networks, Inc. which are included in the Current Report on Form 8-K/A of Verso Technologies, Inc. dated June 13, 2007.
/s/ Tauber & Balser, P.C.
Atlanta, Georgia
June 13, 2007